UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 20, 2006
                                                         -----------------

                             INVESTORS BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Delaware                          0-51557                22-3493930
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(State or other jurisdiction       (Commission File No.)       (IRS Employer
of incorporation)                                            Identification No.)


101 JFK Parkway, Short Hills, New Jersey                         07078
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (973) 924-5100
                                                     --------------


                                 Not Applicable
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 20, 2006 the Compensation Committee of the Board of Directors approved the granting of stock options and restricted stock awards to the executive officers of the Company listed below:

Executive Officer     Number of Options     Number of Shares of Restricted Stock
-----------------     -----------------     ------------------------------------

Robert M. Cashill          350,000                   250,000
Kevin Cummings             450,000                   125,000
Domenick A. Cama           400,000                   110,000
Doreen R. Byrnes           225,000                    90,000
Richard S. Spengler        200,000                    80,000
Thomas F. Splaine, Jr.     175,000                    70,000

     The grants were made in accordance with the terms of the 2006 Equity Incentive Plan, which was approved by the stockholders at the October 24, 2006 annual meeting of stockholders. All of the options vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007) and have an exercise price of $15.25 per share, which was the closing market price/last sale price of the Company's common stock on November 20, 2006, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant(November 20, 2007). The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of employment following a change in control, and upon consummation of a second step conversion of Investors Bancorp, MHC. The grants have other terms and conditions consistent with the 2006 Equity Incentive Plan. Including the options and restricted stock shares granted with respect to the above-named officers, a total of 3,005,000 options and 1,090,000 shares of restricted stock were granted to officers and employees of the Company.

     Each outside director of the Company was granted 78,137 shares of restricted stock and an option to purchase 195,343 shares of common stock. The options vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007) and have an exercise price of $15.25 per share, which was the closing market price/last sale price of the Company's common stock on November 20, 2006, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007). The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of service following a change in control, and upon consummation of a second step conversion of Investors Bancorp, MHC. The grants have other terms and conditions consistent with the 2006 Equity Incentive Plan.

Item 9.01.        Financial Statements and Exhibits.
                  ----------------------------------

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits. - None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       INVESTORS BANCORP, INC.



DATE:  November 27, 2006               By: /s/ Robert M. Cashill
                                           -------------------------------------
                                           Robert M. Cashill
                                           President and Chief Executive Officer